Exhibit 99.1

[STRATEGICONE LETTERHEAD]

October 10, 2007

Board of Directors
Convio, Inc.
11400 Burnet Road, Bldg, 5, Suite 200
Austin, TX 78758

RE: Study Regarding SPCA of Texas

Dear Gentlemen:

Enclosed is our manually signed consent relating to the use of our study regarding the SPCA of Texas (the "Study") in conjunction with your supplemental submission to the SEC. It is understood that our Study will not be included in the body (or exhibit) of the Registration Statement on Form S-1 initially filed with the Securities and Exchange Commission on August 30, 2007, as has been and may be amended from time to time (as amended the "Registration Statement") of Convio, Inc ("Convio").

We hereby consent to the inclusion in Amendment No. 1 to the Registration Statement of Convio for the registration of shares of its common stock of references to our Study and to references to our firm's name therein. We further consent to the filing of this letter as an exhibit to the Registration Statement.

Sincerely,

/s/ Michael D. Rogers
Michael D. Rogers
President/CEO
StrategicOne